Exhibit 10.1
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULT
THIS FIRST AMENDMENT (this “Amendment”), dated as of March 11, 2009, is entered into by and between GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), GLOBAL EMPLOYMENT SOLUTIONS PEO INC., f/k/a Southeastern Staffing, Inc., a Florida corporation (“Southeastern”), GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., f/k/a Southeastern Personnel Management, Inc., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., f/k/a Bay HR, Inc., a Florida corporation (“BHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., f/k/a Southeastern Georgia HR, Inc., a Georgia corporation (“SGHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., f/k/a Southeastern Staffing II, Inc., a Florida corporation (“SEII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., f/k/a Southeastern Staffing III, Inc., a Florida corporation (“SEIII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., f/k/a Southeastern Staffing IV, Inc., a Florida corporation (“SEIV”), GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., f/k/a Southeastern Staffing V, Inc., a Florida corporation (“SEV”), GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., f/k/a Southeastern Staffing VI, Inc., a Florida corporation (“SEVI”), and KEYSTONE ALLIANCE, INC., a Florida corporation (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone are each referred to herein as a “Borrower” and collectively as the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.
RECITALS
The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of April 29, 2008 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:
“Daily Three Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that the Lender determines that Daily Three Month LIBOR has changed.
“Floating Rate” means, (i) with respect to Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to the WFBC Base Rate plus one half of one percent (0.50%), and (ii) with respect to Term Advances evidenced by the Term Note, an annual interest rate equal to the sum of the WFBC Base Rate plus two and three quarters of one percent (2.75%), which interest rate shall, in each case, change when and as the Prime Rate changes.
“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8th of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR 100% - LIBOR Reserve Percentage
(a) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by the Lender (i) for the purpose of calculating the effective Floating Rate for loans making reference to Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans, or (ii) for the purpose of calculating the effective LIBOR Advance Rate for loans making reference to LIBOR as the Inter-Bank Market Offered Rate on the first day of an Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in the Interest Period and in an amount approximately equal to the principal amount to which the Interest Period applies. The Borrower understands and agrees that the Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.
(b) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the applicable term of the Revolving Note and Term Note.

“Maximum Line Amount” means (a) prior to April 30, 2009, $20,000,000 and (b) on and after April 30, 2009, $15,000,000, unless, in each case, this amount is reduced pursuant to Section 2.11, in which event it means such lower amount.
“Subordinated Creditor” means Victory Park Management, LLC, in its capacity as collateral agent for the Subordinated Creditors, together with any replacement or successor collateral agent; each Buyer; and every other Person now or in the future who agrees to subordinate indebtedness of any Borrower held by that Person to the payment of the Indebtedness.
“TPS Acquisition” means the execution of the TPS Acquisition Document and the consummation of the transaction contemplated thereby.
“TPS Acquisition Document” means that certain Asset Purchase and Sale Agreement by and among Public Parent, TPS and Eastern Staffing, LLC, a California limited liability company, d/b/a Select Staffing, dated as of March 9, 2009.
“WFBC Base Rate” means, for any day, a fluctuating rate equal to the higher of: (a) the Prime Rate in effect on such day, or (b) a rate determined by the Lender to be one and one-half percent (1.50%) above Daily Three Month LIBOR.
2. Section 2.3 of the Credit Agreement is hereby amended by adding a new subsection (e) to read in its entirety as follows:
“(e) LIBOR Advances Restricted. Notwithstanding any other provisions contained in this Agreement, beginning March 11, 2009, and thereafter, unless otherwise specified by the Borrowers and approved in writing by the Lender in its sole discretion, (i) all Advances shall be Floating Rate Advances, and (ii) the Borrowers shall not be permitted to (A) request LIBOR Advances, (B) convert all or any part of the principal amount of any outstanding Floating Rate Advance into a LIBOR Advance or (C) cause all or any part of any maturing LIBOR Advance to be renewed as a new LIBOR Advance, in each case until such time, if any, that the Lender approves such requests in writing, as the Lender shall determine in its sole discretion.”
3. Section 2.6(a) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(a) Beginning on May 30, 2008, and on the last day of each month thereafter, in substantially equal monthly installments equal to $170,833.33 plus, upon the second Term Advance, if any, an amount sufficient to fully amortize the principal amount of the second Term Advance over an assumed term ending on the date that is 24 months after the date of such second Term Advance plus, beginning on June 1, 2009 and on the last day of each quarter thereafter, $20,000; provided, however, that such $20,000 quarterly payments shall only be required after the receipt by TPS of each payment owed to TPS under that certain Promissory Note by Eastern Staffing, LLC, dated March 9, 2009, in the original principal amount of $250,000; and”

4. Section 6.2(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(d) Capital Expenditures. The Borrowers will not incur or contract to incur Capital Expenditures of more than (i) $500,000 in the aggregate during fiscal year 2009 and (ii) $200,000 thereafter until new Financial Covenants are set pursuant to Section 6.2(f).”
5. Section 6.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (c), (ii) replacing the “.” at the end of subsection (d) with “; and” and (iii) adding a new subsection (e) to read in its entirety as follows:
“(e) At all times after March 11, 2009, new loans and advances made to TPS and new investments and interests acquired in TPS, including the amount of fees and expenses incurred by TPS and the Public Parent in connection with the TPS Acquisition and the amount of working capital expenses and other liabilities retained by TPS following the TPS Acquisition, not exceeding (i) an aggregate of $1,000,000 in 2009 and (ii) an aggregate of $150,000 annually thereafter.”
6. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
7. Waiver of Default. The Borrowers are in default of Section 7.1(t) of the Credit Agreement (the “Existing Default”). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrowers to any other or further waiver in any similar or other circumstances.
8. No Advances to TPS. Beginning March 11, 2009, and thereafter, the Lender shall not be required to make any Advances to TPS.
9. Prepayment Fee. The Borrowers are hereby excused from the payment of prepayment fees otherwise due under Section 2.8(f) of the Credit Agreement solely as a result of the reduction of the Maximum Line Amount on April 30, 2009.
10. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 7 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a) The Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by the Guarantor and Subordinated Creditor.
(b) The Joinder Agreement, duly executed by Capital Resources Growth, Inc., Victory Park Management, LLC and acknowledged by the other existing Subordinated Creditors.

(c) (i) The Promissory Note, dated as of March 9, 2009, made by Eastern Staffing, LLC payable to the order of TPS, in the original principal amount of $250,000 and a corresponding Assignment Separate from Note duly executed by TPS, (ii) the Promissory Note, dated as of March 9, 2009, made by Eastern Staffing, LLC payable to the order of TPS, in the original principal amount of $700,000 and a corresponding Assignment Separate from Note duly executed by TPS, and (iii) an updated Schedule I to the Pledge Agreement dated April 29, 2008, made by TPS in favor of the Lender.
(d) Such other matters as the Lender may require.
11. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:
(a) Each Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by each Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
13. No Other Waiver. Except as provided in Paragraph 7 hereof, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

14. Release. Each Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or the Guarantor has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
15. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by any Borrower, make a loan to any Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.
16. Miscellaneous. This Amendment, the Acknowledgment and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
17. Joint and Several Liability. All obligations of each Borrower under this Amendment shall be joint and several. All references to the term “Borrower” herein shall refer to each of them separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the other. Each Borrower is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to any Borrower shall constitute notice to all Borrowers. Directions, instructions, representations, warranties or covenants made by any Borrower to the Lender shall be binding on all Borrowers.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	/s/ Aida M. Sunglao-Canlas Name: Aida M. Sunglao-Canlas	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Vice President		Its: Chief Financial Officer

EXCELL PERSONNEL SERVICES CORPORATION		FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO INC., f/k/a Southeastern Staffing, Inc.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., f/k/a Southeastern Personnel Management, Inc.		MAIN LINE PERSONNEL SERVICES, INC.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., f/k/a Bay HR, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., f/k/a Southeastern Georgia HR, Inc.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President
Signature Page 1 to First Amendment to Credit Agreement

GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., f/k/a Southeastern Staffing II, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., f/k/a Southeastern Staffing III, Inc.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., f/k/a Southeastern Staffing IV, Inc.		GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., f/k/a Southeastern Staffing V, Inc.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., f/k/a Southeastern Staffing VI, Inc.		KEYSTONE ALLIANCE, INC.

By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President
Signature Page 2 to First Amendment to Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR
The undersigned, a guarantor of the indebtedness of the Borrowers (as more fully defined in the introductory paragraph of this Amendment, the “Borrowers”) to Wells Fargo Bank, National Association (the “Lender”), pursuant to a Guaranty dated April 29, 2008 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers’ present and future indebtedness to the Lender.

GLOBAL EMPLOYMENT HOLDINGS, INC.
By:	/s/ Daniel T. Hollenbach
	Name:	Daniel T. Hollenbach
Its: Chief Financial Officer
Acknowledgment and Agreement of Guarantor

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS
Victory Park Management, LLC, as collateral agent for the subordinated creditors of the Borrowers (as more fully defined in the introductory paragraph of this Amendment, the “Borrowers”), to Wells Fargo Bank, National Association (the “Lender”), pursuant to a Subordination Agreement dated April 29, 2008, and a Joinder Agreement dated March 11, 2009 (collectively, the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) reaffirms all obligations to the Lender pursuant to the terms of the Subordination Agreement; and (iii) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under the Subordination Agreement. Victory Park Management, LLC, for itself and on behalf of each Subordinated Creditor, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description related to or arising out of the Loan Documents and the transactions governed thereby, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Victory Park Management, LLC and each Subordinated Creditor has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

VICTORY PARK MANAGEMENT, LLC, as collateral agent for the subordinated creditors identified in the Subordination Agreement
By:	/s/ Matthew Ray
	Name:	Matthew Ray
Its: Manager
Acknowledgment and Agreement of Subordinated Creditor